December 28, 2000


Transaction Systems Architects, Inc.
330 South 108th Avenue
Omaha, Nebraska  68154-2684

Attention:        Mr. Edward Fuxa
                  Controller

         Re: Amendment to Facility Letter dated June 16, 2000 between Wells Fargo Bank Nebraska, National Association, formerly known as Norwest Bank Nebraska, N.A. (the "Bank"), and Transaction Systems Architects, Inc. ("TSA") and ACI
                  Worldwide Inc. ("ACI") (hereinafter referred to individually and collectively as the "Joint Borrowers")



Dear Mr. Fuxa:

         Pursuant to our recent discussions, the Joint Borrowers and the Bank agree to amend the Facility Letter to provide an interim, secured, committed credit facility ("Interim Credit Facility"), the terms of the Interim Credit Facility and the amendments to the Facility Letter are as follows:

1)       Amount:  The  aggregate  amount   outstanding  on  the  Interim  Credit
                               Facility shall not exceed Five Million and 00/100 United States Dollars (USD) ($5,000,000.00) (hereinafter referred to as the "Interim Credit Facility Amount") at any time, which shall be available to the Joint Borrowers in the form of loans (hereinafter referred to as "Advance(s)").

2)       Purpose: General   corporate   purposes,   provided   that  the   Joint
                               Borrowers  will  not  use  the  proceeds  of  any
                               Advances   extended   under  the  Interim  Credit
                               Facility for the purpose of purchasing or carrying "margin stock" as defined in
                               Regulation U of the Board of Governors of the Federal Reserve System.

3)       Evidence of
         Indebtedness:         An  Interim   Promissory  Note  in  the  form  of
                               Exhibit  B  attached  hereto  to be signed by the
                               Joint Borrowers  (hereinafter  referred to as the
                               "Interim   Note").   The  Interim  Note  and  the
                               Promissory   Note   described   in  the  Facility
                               Letter   are    individually   and   collectively
                               referred to herein and in the Facility Letter as the "Note"). The indebtedness shall be the joint and several obligation of TSA and ACI.

4)       Expiration Date:      The  Interim  Credit  Facility  shall  expire  on
                               March  31,  2001,   upon  which  date  the  total
                               unpaid principal balance and all accrued but unpaid interest shall be paid in full.

14)      Representations:           (k)     Except   for  a  portion   of  their
                                            receivables   which   are   factored
                                            from  time to  time in the  ordinary
                                            course  of  business,  none  of  the
                                            assets  of the Joint  Borrowers  are
                                            subject  to  any  mortgage,  pledge,
                                            title   retention   lien,  or  other
                                            lien,    encumbrance   or   security
                                            interest,  except  for:  (a) current
                                            taxes   not   delinquent   or  taxes
                                            being  contested  as provided by law
                                            in  good  faith  and by  appropriate
                                            legal    proceedings;    (b)   liens
                                            arising  in the  ordinary  course of
                                            business  for  sums  not due or sums
                                            being  contested  in good  faith and
                                            by  appropriate  legal  proceedings,
                                            but not  involving  any  deposits or
                                            advances  of  borrowed  money or the
                                            deferred     purchase    price    of
                                            property  or  services;  and  (c) to
                                            the  extent  specifically  shown  in
                                            the  financial   statement  referred
                                            to  above.  The  Bank   acknowledges
                                            (i) that  the  Joint  Borrowers  and
                                            Domestic       Guarantors       have
                                            previously  factored  a  portion  of
                                            their  receivables,  (ii)  that  the
                                            Joint    Borrowers    and   Domestic
                                            Guarantors  will  factor  a  portion
                                            of   their    receivables   in   the
                                            future,    and   (iii)    that   the
                                            foregoing     actions    will    not
                                            constitute    a   breach    of   any
                                            representation,  covenant  or  other
                                            provision of this  Facility  Letter;
                                            provided  that the  Joint  Borrowers
                                            shall  be  in  compliance  with  the
                                            covenant    requiring    a   minimum
                                            balance  of   eligible   receivables
                                            both   before  and  after  any  such
                                            factoring  of  $40,000,000  from the
                                            date  of  this  amendment  to  March
                                            31,   2001,    and   thereafter   of
                                            $35,000,000,   as   set   forth   in
                                            Section 15(j).





15)      Covenants:                 (c)     (vii)    As  soon as  available  and
                                                     in  any  event   within  30
                                                     days   after   the  end  of
                                                     each  month,   an  accounts
                                                     receivable  report  in form
                                                     and               substance
                                                     satisfactory  to the  Bank,
                                                     containing       sufficient
                                                     information  to enable  the
                                                     Bank  to  test   compliance
                                                     by  the   Joint   Borrowers
                                                     with Section 15(j).


                                    (j)     The Joint  Borrowers  shall maintain
                                            a  balance  of   eligible   accounts
                                            receivable    (accounts   receivable
                                            that  remain  unpaid 90 days or less
                                            after  the date of  invoice)  at all
                                            times   of  not  less   than   Forty
                                            Million  and  No/100  United  States
                                            Dollars (USD)  ($40,000,000)  in the
                                            aggregate  from  the  date  of  this
                                            amendment  to March  31,  2001,  and
                                            thereafter  of not less than  Thirty
                                            Five   Million  and  No/100   United
                                            States         Dollars         (USD)
                                            ($35,000,000.00) in the aggregate.


         Except as specifically amended herein, all of the terms of the Facility Letter shall continue in full force and effect according to its original terms, and are hereby ratified and confirmed in all respects. Without limiting the generality of the preceding sentence, the Joint Borrowers specifically ratify and confirm the security interest and first lien on the accounts of the Joint Borrowers and the Domestic Guarantors given to the Bank to secure the Obligations, including, without limitation, the Interim Note. By their execution of this amendment to the Facility Letter, Joint Borrowers hereby certify and warrant that each of the representations set forth in the Facility Letter is true and correct as of the date hereof, and that the Joint Borrowers are in full compliance with all of the terms and conditions of the Facility Letter, as amended hereby, and no Event of Default, or any event or condition, which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default, has occurred or is continuing. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Facility Letter.

         A  credit  agreement  must  be  in  writing  to  be  enforceable  under
Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forbear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or of any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

         This amendment to the Facility Letter shall become effective as of the date set forth above when this letter amendment has been executed and delivered by the Joint Borrowers and the Bank, the Joint Borrowers have executed and delivered the Interim Promissory Note to the Bank and the Guarantors have executed and delivered Guarantor's Consents to the Bank. Furthermore, prior to borrowing under the Interim Credit Facility, the Joint Borrowers and the Guarantors shall provide the Bank with satisfactory corporate resolutions and incumbency certificates authorizing the execution and delivery of this letter amendment, the Interim Promissory Note and the Guarantor's Consents to the Bank.

Sincerely,



Craig Strutzel
Vice President
Corporate Banking



Acknowledged and Agreed
as of December 28, 2000


TRANSACTION SYSTEMS ARCHITECTS, INC.

By: /s/ Dwight G. Hanson
   ----------------------------
        Dwight G. Hanson

Title:  Chief Financial Officer


By:
   ----------------------------

Title:
      -------------------------


ACI WORLD WIDE INC.

By: /s/ Dwight G. Hanson
   ----------------------------
        Dwight G. Hanson

Title:  Chief Financial Officer


By:
   ---------------------------

Title:
      ------------------------

                             INTERIM PROMISSORY NOTE


USD $5,000,000.00                                  Dated: December 28, 2000


         TRANSACTION SYSTEMS ARCHITECTS, INC. and ACI WORLDWIDE INC. (the "Joint Borrowers"), jointly and severally, for value received, promise to pay to the order of Wells Fargo Bank Nebraska, National Association, formerly known as Norwest Bank Nebraska, National Association (the "Bank"), in lawful money of the United States at the principal office of the Bank in Omaha, Nebraska, or as the Bank may otherwise direct, the lesser of the principal sum of Five Million and 00/100 United States Dollars or the principal amount outstanding, if any, under the letter agreement dated June 16, 2000, as amended, between the Joint Borrowers and the Bank (the "Facility Letter"), with interest (computed on actual days elapsed on the basis of a 360 day year) on the principal amount outstanding hereunder as hereinafter set forth, together with all costs of collection, including reasonable attorneys' fees, upon default.

         The unpaid principal balance of all loans ("Advances") hereunder shall bear interest as follows:
                  (a) Base Rate: Before maturity of this Note, and except for LIBOR Rate Advances, as hereafter defined, at an annual rate equal to 0.75% below the Base Rate adjusted at the time of changes in the Base Rate. "Base
         Rate" shall mean the rate of interest established by Wells
         Fargo Bank Nebraska, National Association from time to time as its "base" or "prime" or "Wells Fargo Money Market
         Rate." Interest shall be paid monthly at the end of each month on any Advances made at the Base Rate. Advances made at the Base Rate shall be made in the minimum principal amount of $10,000.

                  (b) LIBOR Rate: LIBOR Rate is the rate at which deposits in U.S. dollars in the amount and for a maturity corresponding to that of any Advances made at the LIBOR Rate ("LIBOR Rate Advances") are offered to the Bank in the offshore inter-bank market at approximately 10:00 a.m., (London, England time), two business days prior to the date on which such LIBOR Rate Advance is made, adjusted for maximum statutory reserve requirements, plus 175 basis points (1.75%) per annum.

                  LIBOR Rate Advances shall be for periods, at the Joint Borrowers' option, of one (1), two(2) or three (3) months (each, an "Interest Period"); provided, that the Interest Period shall not extend beyond the Expiration Date. Interest shall be payable at the maturity of each Interest Period and shall be calculated on actual days elapsed on a 360 day year.




         With respect to the renewal of any LIBOR Rate Advance, or any new borrowing hereunder, in the event that deposits in the amount and for the term of the selected Interest Period are unavailable to Bank, or that by reason or circumstances affecting the inter-bank markets generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Advance for the selected Interest Period, Joint Borrowers shall either repay such LIBOR Rate Advance or direct Bank to convert such LIBOR Rate Advance into an Advance of a type which is available on the last day of the then current Interest Period, said choice between repayment or conversion to be solely at Joint Borrowers' option.

                  If it shall become unlawful (or contrary to any direction from or requirement of any governmental authority having jurisdiction over Bank) for Bank to continue to fund or maintain any LIBOR Rate Advance or to perform its obligations hereunder, then upon demand by Bank to Joint Borrowers, such LIBOR Rate Advance or other obligation shall thereupon be canceled and, if it is unlawful for Bank to continue to fund or maintain any LIBOR Rate Advance, Joint Borrowers shall prepay such LIBOR Rate Advance without premium or penalty, together with accrued interest thereon, on the last day of the then current Interest Period or on such earlier date as may be required by law.

                  The Joint Borrowers may obtain multiple LIBOR Rate Advances hereunder; provided, that each LIBOR Rate Advance shall be in the minimum principal amount of $1,000,000 and shall be payable in full, with interest thereon, at the maturity of each LIBOR Rate Advance.

                  (c) Default Rate: After maturity, whether by lapse of time, default, acceleration or otherwise, at a rate equal to the Base Rate plus three percent (3%) per annum
         (the "Default Rate").

                  Requests for Advances by the Joint Borrowers shall be made by telephonic, telecopier or telex notice to the Bank (which notice shall be promptly confirmed in writing) by Edward Fuxa, Controller, or James Walker, Senior Financial Analyst, both of TSA, or such other person or persons subsequently designated by the Joint Borrowers in writing. Each request by Joint Borrowers for an Advance at the Base Rate must be received by the Bank no later than 12:00 p.m. Omaha, Nebraska time, on the day on which it is to be funded. Each request by Joint Borrowers for a LIBOR Rate Advance must be received by the Bank no later than 11:00 a.m. Omaha, Nebraska time, on the day which is three
         (3) business days prior to the day on which it is to be funded. The Joint Borrowers agree that the Bank may rely on any such telephonic, telecopier or telex notice given by any person it in good faith believes is authorized to give such notice without the necessity of independent investigation, and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Bank has acted in reliance thereon.
                  The principal balance of the LIBOR Rate Advances may not be prepaid, in whole or in part, before the end of any Interest Period. If, for any reason, a LIBOR Rate Advance is paid prior to the last business day of any Interest Period, the Joint Borrowers agree to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

                  The total unpaid principal balance and all accrued but unpaid interest on this Note shall be due and payable at maturity on March 31, 2001 (the "Expiration Date").

         The Bank, on the occurrence of any Event of Default under the Facility Letter may, without notice, appropriate and apply toward the payment of the outstanding balance of the Note, if not paid when due, or toward the payment of outstanding sums due to the Bank under the Facility Letter, any indebtedness of the Bank to the Joint Borrowers howsoever created or arising, including, without limitation, any and all balances, credits, deposits, accounts or monies of the Joint Borrowers.

         All amounts outstanding under this Note shall become immediately due and payable at the option of the Bank, without any demand or notice whatsoever, in the event that (i) the Joint Borrowers shall fail to make any payment when due of principal or interest on this Note or on any other obligation of the Joint Borrowers to the Bank or (ii) any other Event of Default shall occur under the Facility Letter. In addition, this and all other obligations of the Joint Borrowers to the Bank shall be and become due and payable immediately without any demand or notice whatsoever: (a) in the event of any assignment for the benefit of creditors of the Joint Borrowers, or the commencement of any bankruptcy, receivership, insolvency reorganization, or liquidation proceedings by or against the Joint Borrowers; or (b) the event of any garnishment, attachment, levy or lien being asserted against any deposit balance maintained (or any property deposited) by the Joint Borrowers with the Bank.

         All Advances made by the Bank and all payments made by the Joint Borrowers hereunder shall be recorded on the books and records of the Bank. The Joint Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed on the Schedule attached to this Note at that time or inscribed in such other records of the Bank shall be prima-facie evidence of the unpaid principal balance of this Note.

         If any payment to be made by the Joint Borrowers hereunder shall become due on a Saturday, Sunday or business holiday under Federal law or the laws of the State of Nebraska, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

         If any change in any law, rule, regulation or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) imposes any condition the result of which is to increase the cost to the Bank of making, funding or maintaining any LIBOR Rate Advance or reduces any amount receivable by the Bank hereunder in connection with a LIBOR Rate Advance, the Joint Borrowers shall pay the Bank the amount of such increased expense incurred or the reduction in any amount received which the Bank determines is attributable to making, funding and maintaining the LIBOR Rate Advances.

         The Bank may elect to sell participations in or assign its rights under Advances. The Joint Borrowers agree that if they fail to pay any Advance when due, any purchaser of an interest in such Advance shall be entitled to seek enforcement of this Note if the purchaser is permitted to do so pursuant to the terms of the participation agreement between the Bank and such purchaser.

         The Joint Borrowers hereby authorize the Bank and any other holder of an interest in this Note (a "holder") to disclose confidential information relating to the financial condition or operations of the Joint Borrowers (i) to any affiliate of the Bank or any holder, (ii) to any purchaser or prospective purchaser of an interest in any Advance, (iii) to legal counsel, accountants, and other professional advisors to the Bank or any holder, (iv) to regulatory officials, (v) as requested or required by law, regulation, or legal process or (vi) in connection with any legal proceeding to which the Bank or any other holder is a party; provided:

         (A) in the case of disclosures pursuant to (i), (ii) and (iii) above, the Bank shall have first received from each such disclosee, a written agreement to maintain such confidential information in strict confidence and;

         (B) in the case of disclosures pursuant to (iv), (v) and (vi) above, the Bank shall have given TSA reasonable notice so as to afford TSA an opportunity to secure protection of the confidential information.

         The Joint Borrowers hereby indemnify the Bank against any loss (including any loss on redeployment of funds prepaid), cost or expense incurred by the Bank as a result of a default hereunder or under the Facility Letter or acceleration of this Note and all Advances evidenced hereby, including, without limitation, all court costs, reasonable attorneys' fees and other costs of collection.




This Note is executed in conjunction with the Facility Letter and is subject to all of the terms and conditions contained therein. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEBRASKA, GIVING EFFECT, HOWEVER, TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE JOINT BORROWERS AND THE BANK EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


TRANSACTION SYSTEMS ARCHITECTS, INC.


By: /s/ Dwight G. Hanson
   ----------------------------
        Dwight G. Hanson

Its: Chief Financial Officer

By:
   ----------------------------

Its:
      -------------------------

ACI WORLDWIDE INC.


By: /s/ Dwight G. Hanson
   ---------------------------
        Dwight G. Hanson

Its: Chief Financial Officer

By:
   ---------------------------
Its:
      ------------------------

                                    SCHEDULE

         to be attached and become a part of the Interim Promissory Note dated December 28, 2000 executed by Transaction Systems Architects Inc.
           and ACI Worldwide Inc. as "Joint Borrowers" and payable to Wells Fargo Bank Nebraska, National Association


                                                           Unpaid      Initials
                                    Amount                Principal       of
   Date        Amount                 of                   Balance      Person
    of           of                Interest   Principal      of         Making
Transaction     Loan    Maturity     Rate      Payment      Note       Notation
-----------    ------   --------   --------   ---------   ---------    --------